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                                                                    Exhibit 10.8

                               Silicon Valley Bank
                                3003 Tasman Drive
                             Santa Clara, Ca. 95054
                      (408) 654-1000 - Fax (408) 980-6410

                     ACCOUNTS RECEIVABLE PURCHASE AGREEMENT

         This Accounts Receivable Purchase Agreement (the "Agreement") is made as of the Effective Date by and between Silicon Valley Bank ("Buyer") having a place of business at the address specified above, and Voxware, Inc., a Delaware corporation, and Verbex Acquisition Corporation, a Delaware corporation (jointly and severally the "Seller") having its principal place of business and chief executive office at 168 Franklin Corner Road, Lawrenceville, NJ 08648 and with a FAX number of (609) 514-4101.

1. Definitions. When used herein, the following terms shall have the following meanings.
         "Account Balance" shall mean, on any given day, the gross amount of all Purchased Receivables unpaid on that day.
         "Account Debtor" shall have the meaning set forth in the California Uniform Commercial Code and shall include any person liable on any Purchased Receivable, including without limitation, any guarantor of the Purchased Receivable and any issuer of a letter of credit or banker's acceptance.
         "Adjusted Quick Ratio" shall mean a ratio of Quick Assets to Current Liabilities minus deferred revenue. "Adjustments" shall mean all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor with respect to any Purchased Receivable.
         "Advance" shall have the meaning set forth in Section 2.2 hereof. "Collateral" shall have the meaning set forth in Section 8 hereof. "Collateral Handling Fee" shall have the meaning as set forth in
Section 3.3 hereof.
         "Collections" shall mean all good funds received by Buyer from or on behalf of an Account Debtor with respect to Purchased Receivables.
         "Compliance Certificate" shall mean a certificate, in a form provided by Buyer to Seller, which contains the certification of the chief financial officer of Seller that, among other things, the representations and warranties set forth in this Agreement are true and correct as of the date such certificate is delivered.
         "Contingent Obligation" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.
         "Current Liabilities" are the aggregate amount of Seller's Total Liabilities which mature within one (1) year.
         "Due Diligence Fee" shall have the meaning set forth in Section 3.7 hereof.
         "Effective Date" is the date Buyer executes this Agreement.
         "Event of Default" shall have the meaning set forth in Section 9 hereof.
         "Facility Fee" shall have the meaning set forth in Section 3.6 hereof. "Finance Charges" shall have the meaning set forth in Section 3.2 hereof.
         "Indebtedness" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.
         "Invoice Transmittal" shall mean a writing signed by an authorized representative of Seller which accurately identifies the receivables which Buyer, at its election, may purchase, and includes for each such receivable the correct amount owed by the Account Debtor, the name and address of the Account Debtor, the invoice number, the invoice date and the account code.
         "Obligations" shall mean all advances, financial accommodations, liabilities, obligations, covenants and duties owing, arising, due or payable by Seller to Buyer of any kind or nature, present or future, arising under or in connection with this Agreement or under any other document, instrument or agreement, whether or not evidenced by any note, guarantee or other instrument, whether arising on account or by overdraft, whether direct or indirect (including those acquired by assignment) absolute or contingent, primary or secondary, due or to become due, now

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owing or hereafter arising, and however acquired; including, without limitation, all Advances, Finance Charges, Collateral Handling Fees, interest, Repurchase Amounts, fees, expenses, professional fees and attorneys' fees and any other sums chargeable to Seller hereunder or otherwise.
         "Person" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
         "Prime Rate" shall mean the Buyer's most recently announced "prime rate," even if it is not Buyer's lowest rate.
         "Purchased Receivables" shall mean all those accounts, receivables, chattel paper, instruments, contract rights, documents, general intangibles, letters of credit, drafts, bankers acceptances, and rights to payment, and all proceeds thereof (all of the foregoing being referred to as "receivables"), arising out of the invoices and other agreements identified on or delivered with any Invoice Transmittal delivered by Seller to Buyer which Buyer elects to purchase and for which Buyer makes an Advance.
         "Quick Assets" is, on any date, the Seller's consolidated, unrestricted cash, cash equivalents, net billed accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.
         "Refund" shall have the meaning set forth in Section 3.5 hereof. "Reserve" shall have the meaning set forth in Section 2.4 hereof. "Repurchase Amount" shall have the meaning set forth in Section 4.2 hereof.
         "Reconciliation Date" shall mean the last calendar day of each Reconciliation Period.
         "Reconciliation Period" shall mean each calendar month of every year. "Subordinated Debt" is debt incurred by Seller subordinated to Seller's debt to Buyer (and identified as subordinated by Seller and Buyer).
         "Total Liabilities" is on any day, obligations that should, under GAAP, be classified as liabilities on Seller's consolidated balance sheet, including all Indebtedness, and current portion Subordinated Debt allowed to be paid, but excluding all other Subordinated Debt.

2. Purchase and Sale of Receivables.

   2.1. Offer to Sell Receivables. During the term hereof, and provided that there does not then exist any Event of Default or any event that with notice, lapse of time or otherwise would constitute an Event of Default, Seller may request that Buyer purchase receivables and Buyer may, in its sole discretion, elect to purchase receivables. Seller shall deliver to Buyer an Invoice Transmittal with respect to any receivable for which a request for purchase is made. An authorized representative of Seller shall sign each Invoice Transmittal delivered to Buyer. Buyer shall be entitled to rely on all the information provided by Seller to Buyer on or with the Invoice Transmittal and to rely on the signature on any Invoice Transmittal as an authorized signature of Seller.

   2.2. Acceptance of Receivables. Buyer shall have no obligation to purchase any receivable listed on an Invoice Transmittal. Buyer may exercise its sole discretion in approving the credit of each Account Debtor before buying any receivable. Upon acceptance by Buyer of all or any of the receivables described on any Invoice Transmittal, Buyer shall pay to Seller 80(%) percent of the face amount of each receivable Buyer desires to purchase, net of deferred revenue and offsets related to each specific Account Debtor, provided however, if Seller maintains an Adjusted Quick Ratio of greater than 2.0:1.0, then Buyer may include deferred revenue in the eligible receivables Buyer desires to purchase. Such payment shall be the "Advance" with respect to such receivable. Buyer may, from time to time, in its sole discretion, change the percentage of the Advance. Upon Buyer's acceptance of the receivable and payment to Seller of the Advance, the receivable shall become a "Purchased Receivable." It shall be a condition to each Advance that (i) all of the representations and warranties set forth in
Section 6 of this Agreement be true and correct on and as of the date of the related Invoice Transmittal and on and as of the date of such Advance as though made at and as of each such date, and (ii) no Event of Default or any event or condition that with notice, lapse of time or otherwise would constitute an Event of Default shall have occurred and be continuing, or would result from such Advance. Notwithstanding the foregoing, in no event shall the aggregate amount of all Purchased Receivables outstanding at any time exceed Three Hundred Twelve Thousand Five Hundred Dollars ($312,500.00).

   2.3. Effectiveness of Sale to Buyer. Effective upon Buyer's payment of an Advance, and for and in consideration therefor and in consideration of the covenants of this Agreement, Seller hereby absolutely sells, transfers and assigns to Buyer, all of Seller's right, title and interest in and to each Purchased Receivable and all monies due or which may become due on or with respect to such Purchased Receivable. Buyer shall be the absolute owner of each Purchased Receivable. Buyer shall have, with respect to any goods related to the Purchased Receivable, all the rights and remedies of an unpaid seller under the California Uniform Commercial

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Code and other applicable law, including the rights of replevin, claim and delivery, reclamation and stoppage in transit.

   2.4. Establishment of a Reserve. Upon the purchase by Buyer of each Purchased Receivable, Buyer shall establish a reserve. The reserve shall be the amount by which the face amount of the Purchased Receivable exceeds the Advance on that Purchased Receivable (the "Reserve"); provided, the Reserve with respect to all Purchased Receivables outstanding at any one time shall be an amount not less than 20(%) percent of the Account Balance at that time and may be set at a higher percentage at Buyer's sole discretion. The reserve shall be a book balance maintained on the records of Buyer and shall not be a segregated fund.

3. Collections, Charges and Remittances.

   3.1. Collections. Upon receipt by Buyer of Collections, Buyer shall credit such Collections to Seller's Account Balance 3 business days after receipt of the Collections; provided, that if Seller is in default under this Agreement, Buyer shall apply all Collections to Seller's Obligations hereunder in such order and manner as Buyer may determine. If an item of collection is not honored or Buyer does not receive good funds for any reason, the amount shall be included in the Account Balance as if the Collections had not been received and Finance Charges under Section 3.2 shall accrue thereon.

   3.2. Finance Charges. On each Reconciliation Date Seller shall pay to Buyer a finance charge in an amount equal to 2.00 percentage points above the Prime Rate per annum multiplies by the gross average daily Account Balance outstanding during the applicable Reconciliation Period (the "Finance Charges"). Buyer shall deduct the accrued Finance Charges from the Reserve as set forth in Section 3.5 below.

   3.3. Collateral Handling Fee. On each Reconciliation Date, Seller will pay to Buyer a collateral handling fee, equal to .25 (%) percent per month of the average daily Account Balance outstanding during the applicable Reconciliation Period (the "Collateral Handling Fee"). Buyer shall deduct the Collateral Handling Fee from the Reserve as set forth in Section 3.5 below.

   3.4. Accounting. Buyer shall prepare and send to Seller after the close of business for each Reconciliation Period, an accounting of the transactions for that Reconciliation Period, including the amount of all Purchased Receivables, all Collections, Adjustments, Finance Charges, and the Collateral Handling Fee. The accounting shall be deemed correct and conclusive unless Seller makes written objection to Buyer within thirty (30) days after the Buyer mails the accounting to Seller.

   3.5. Refund to Seller. Provided that there does not then exist an Event of Default or any event or condition that with notice, lapse of time or otherwise would constitute an Event of Default, Buyer shall refund to Seller by check after the Reconciliation Date, the amount, if any, which Buyer owes to Seller at the end of the Reconciliation Period according to the accounting prepared by Buyer for that Reconciliation Period (the "Refund"). The Refund shall be an amount equal to:
        (A) (1) The Reserve as of the beginning of that Reconciliation Period, plus
            (2) the Reserve created for each Purchased Receivable purchased during that Reconciliation Period, minus
        (B)     The total for that Reconciliation Period of:
            (1) the Collateral Handling Fee;
            (2) Finance Charges;
            (3) Adjustments;
            (4) Repurchase Amounts, to the extent Buyer has agreed to accept payment thereof by deduction from the Refund;
            (5) the Reserve for the Account Balance as of the first day of the following Reconciliation Period in the minimum percentage set forth in Section 2.4 hereof; and
            (6) all amounts due, including professional fees and expenses, as set forth in Section 12 for which oral or written demand has been made by Buyer to Seller during that Reconciliation Period to the extent Buyer has agreed to accept payment thereof by deduction from the Refund.
In the event the formula set forth in this Section 3.5 results in an amount due to Buyer from Seller, Seller shall make such payment in the same manner as set forth in Section 4.3 hereof for repurchases. If the formula set forth in this
Section 3.5 results in an amount due to Seller from Buyer, Buyer shall make such payment by check, subject to Buyer's rights under Section 4.3 and Buyer's rights of offset and recoupment.

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     3.6. Facility Fee. A fully earned, non-refundable facility fee of $6,500.00 shall be due upon execution of this Agreement.

     3.7. Due Diligence Fee. Seller has paid to Buyer a due diligence fee of $2,500.00 to initiate Buyer's due diligence review process. Any portion of this fee not utilized to pay expenses will be applied to the Facility Fee.

4. Recourse and Repurchase Obligations.

     4.1. Recourse. Buyer's acquisition of Purchased Receivables from Seller shall be with full recourse against Seller. In the event the Obligations exceed the amount of Purchased Receivables and Collateral, Seller shall be liable for any deficiency.

     4.2. Seller's Agreement to Repurchase. Seller agrees to pay to Buyer on demand, the full face amount, or any unpaid portion, of any Purchased
Receivable:
          (A) which remains unpaid ninety (90) calendar days after the invoice date; or
          (B) which is owed by any Account Debtor who has filed, or has had filed against it, any bankruptcy case, assignment for the benefit of creditors, receivership, or insolvency proceeding or who has become insolvent (as defined in the United States Bankruptcy Code) or who is generally not paying its debts as such debts become due; or
          (C) with respect to which there has been any breach of warranty or representation set forth in Section 6 hereof or any breach of any covenant contained in this Agreement; or
          (D) with respect to which the Account Debtor asserts any discount, allowance, return, dispute, counterclaim, offset, defense, right of recoupment, right of return, warranty claim, or short payment; together with all reasonable attorneys' and professional fees and expenses and all court costs incurred by Buyer in collecting such Purchased Receivable and/or enforcing its rights under, or collecting amounts owed by Seller in connection with, this Agreement (collectively, the "Repurchase Amount").

     4.3. Seller's Payment of the Repurchase Amount or Other Amounts Due Buyer. When any Repurchase Amount or other amount owing to Buyer becomes due, Buyer shall inform Seller of the manner of payment which may be any one or more of the following in Buyer's sole discretion: (a) in cash immediately upon demand therefor; (b) by delivery of substitute invoices and an Invoice Transmittal acceptable to Buyer which shall thereupon become Purchased Receivables; (c) by adjustment to the Reserve pursuant to Section 3.5 hereof; (d) by deduction from or offset against the Refund that would otherwise be due and payable to Seller;
(e) by deduction from or offset against the amount that otherwise would be forwarded to Seller in respect of any further Advances that may be made by Buyer; or (f) by any combination of the foregoing as Buyer may from time to time choose.

     4.4. Seller's Agreement to Repurchase All Purchased Receivables. Upon and after the occurrence of an Event of Default, Seller shall, upon Buyer's demand (or, in the case of an Event of Default under Section 9(B), immediately without notice or demand from Buyer) repurchase all the Purchased Receivables then outstanding, or such portion thereof as Buyer may demand. Such demand may, at Buyer's option, include and Seller shall pay to Buyer immediately upon demand, cash in an amount equal to the Advance with respect to each Purchased Receivable then outstanding together with all accrued Finance Charges, Adjustments, Collateral Handling Fees, attorney's and professional fees, court costs and expenses as provided for herein, and any other Obligations. Upon receipt of payment in full of the Obligations, Buyer shall immediately instruct Account Debtors to pay Seller directly, and return to Seller any Refund due to Seller. For the purpose of calculating any Refund due under this Section only, the Reconciliation Date shall be deemed to be the date Buyer receives payment in good funds of all the Obligations as provided in this Section 4.4.

5. Power of Attorney. Seller does hereby irrevocably appoint Buyer and its successors and assigns as Seller's true and lawful attorney in fact, and hereby authorizes Buyer, regardless of whether there has been an Event of Default, (a) to sell, assign, transfer, pledge, compromise, or discharge the whole or any part of the Purchased Receivables; (b) to demand, collect, receive, sue, and give releases to any Account Debtor for the monies due or which may become due upon or with respect to the Purchased Receivables and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Purchased Receivables, including the filing of a claim or the voting of such claims in any bankruptcy case, all in Buyer's name or Seller's name, as Buyer may choose; (c) to prepare, file and sign Seller's name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics' lien or similar document with respect to Purchased Receivables; (d) to notify all Account Debtors with respect to the Purchased Receivables to pay Buyer directly;
(e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting the Purchased Receivables; (f) to endorse Seller's name on any checks or other forms of payment on the Purchased Receivables; (g) to execute on behalf of Seller any and all

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instruments, documents, financing statements and the like to perfect Buyer's interests in the Purchased Receivables and Collateral; and (h) to do all acts and things necessary or expedient, in furtherance of any such purposes. If Buyer receives a check or item which is payment for both a Purchased Receivable and another receivable, the funds shall first be applied to the Purchased Receivable and, so long as there does not exist an Event of Default or an event that with notice, lapse of time or otherwise would constitute an Event of Default, the excess shall be remitted to Seller. Upon the occurrence and continuation of an Event of Default, all of the power of attorney rights granted by Seller to Buyer hereunder shall be applicable with respect to all Purchased Receivables and all Collateral.

6. Representations, Warranties and Covenants.

   6.1. Receivables' Warranties, Representations and Covenants. To induce Buyer to buy receivables and to renders its services to Seller, and with full knowledge that the truth and accuracy of the following are being relied upon by the Buyer in determining whether to accept receivables as Purchased Receivables, Seller represents, warrants, covenants and agrees, with respect to each Invoice Transmittal delivered to Buyer and each receivable described therein, that:
        (A) Seller is the absolute owner of each receivable set forth in the Invoice Transmittal and has full legal right to sell, transfer and assign such receivables;
        (B) The correct amount of each receivable is as set forth in the Invoice Transmittal and is not in dispute;
        (C) The payment of each receivable is not contingent upon the fulfillment of any obligation or contract, past or future and any and all obligations required of the Seller have been fulfilled as of the date of the Invoice Transmittal;
        (D) Each receivable set forth on the Invoice Transmittal is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to Seller, is not past due or in default, has not been previously sold, assigned, transferred, or pledged, and is free of any and all liens, security interests and encumbrances other than liens, security interests or encumbrances in favor of Buyer or any other division or affiliate of Silicon Valley Bank;
        (E) There are no defenses, offsets, or counterclaims against any of the receivables, and no agreement has been made under which the Account Debtor may claim any deduction or discount, except as otherwise stated in the Invoice Transmittal;
        (F) Each Purchased Receivable shall be the property of the Buyer and shall be collected by Buyer, but if for any reason it should be paid to Seller, Seller shall promptly notify Buyer of such payment, shall hold any checks, drafts, or monies so received in trust for the benefit of Buyer, and shall promptly transfer and deliver the same to the Buyer;
        (G) Buyer shall have the right of endorsement, and also the right to require endorsement by Seller, on all payments received in connection with each Purchased Receivable and any proceeds of Collateral;
        (H) Seller, and to Seller's best knowledge, each Account Debtor set forth in the Invoice Transmittal, are and shall remain solvent as that term is defined in the United States Bankruptcy Code and the California Uniform Commercial Code, and no such Account Debtor has filed or had filed against it a voluntary or involuntary petition for relief under the United States Bankruptcy Code;
        (I) Each Account Debtor named on the Invoice Transmittal will not object to the payment for, or the quality or the quantity of the subject matter of, the receivable and is liable for the amount set forth on the Invoice Transmittal;
        (J) Each Account Debtor shall promptly be notified, after acceptance by Buyer, that the Purchased Receivable has been transferred to and is payable to Buyer, and Seller shall not take or permit any action to countermand such notification;
        (K) Seller will remit all payment's for accounts to the Buyer by the close of business on each Friday along with a detailed cash receipts journal and shall immediately notify and direct all of the Seller's Account Debtor's to make all payment's for Seller's accounts to a lockbox account established with the Buyer ("Lockbox") or to wire transfer payments to a cash collateral account that Buyer controls. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational by June 30, 2003; and
        (L) All receivables forwarded to and accepted by Buyer after the date hereof, and thereby becoming Purchased Receivables, shall comply with each and every one of the foregoing representations, warranties, covenants and agreements referred to above in this Section 6.1.

   6.2. Additional Warranties, Representations and Covenants. In addition to the foregoing warranties, representations and covenants, to induce Buyer to buy receivables and to render its services to Seller, Seller hereby represents, warrants, covenants and agrees that:

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        (A) Seller will not assign, transfer, sell, or grant, or permit any lien or security interest in any Purchased Receivables or Collateral to or in favor of any other party, without Buyer's prior written consent;
        (B) The Seller's name, form of organization, chief executive office, and the place where the records concerning all Purchased Receivables and Collateral are kept is set forth at the beginning of this Agreement, Collateral is located only at the location set forth in the beginning of this Agreement, or, if located at any additional location, as set forth on a schedule attached to this Agreement, and Seller will give Buyer at least thirty (30) days prior written notice if such name, organization, chief executive office or other locations of Collateral or records concerning Purchased Receivables or Collateral is changed or added and shall execute any documents necessary to perfect Buyer's interest in the Purchased Receivables and the Collateral;
        (C) Seller shall (i) pay all of its normal gross payroll for employees, and all federal and state taxes, as and when due, including without limitation all payroll and withholding taxes and state sales taxes; (ii) deliver at any time and from time to time at Buyer's request, evidence satisfactory to Buyer that all such amounts have been paid to the proper taxing authorities; and (iii) if requested by Buyer, pay its payroll and related taxes through a bank or an independent payroll service acceptable to Buyer;
        (D) Seller has not, as of the time Seller delivers to Buyer an Invoice Transmittal, or as of the time Seller accepts any Advance from Buyer, filed a voluntary petition for relief under the United States Bankruptcy Code or had filed against it an involuntary petition for relief;
        (E) If Seller owns, holds or has any interest in, any copyrights
        (whether registered, or unregistered), patents or trademarks, and licenses of any of the foregoing, such interest has been disclosed to Buyer and is specifically listed and identified on a schedule to this Agreement, and Seller shall immediately notify Buyer if Seller hereafter obtains any interest in any additional copyrights, patents, trademarks or licenses that are significant in value or are material to the conduct of its business;
        (F) Seller shall provide Buyer, as soon as available, but no later than 30 days following the end of each calendar month, (i) a Compliance Certificate, and (ii) a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Seller's operations during the period;
        (G) Seller shall provide Buyer: (i) as soon as available, but no later than 20 days following the end of each calendar month, an aged listing of accounts receivable (by invoice date) and accounts payable (by invoice date); (ii) as soon as available, but no later than 30 days following the end of each calendar month and prior to each Advance, a deferred revenue report; (iii) as soon as available, but no later than 180 days after the last day of Seller's fiscal year, a Compliance Certificate, and audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Buyer; (iv) a prompt report of any legal actions pending or threatened against Seller that could result in damages or costs to Seller; and (v) budgets, sales projections, operating plans or other financial information Buyer reasonably requests;
        (H) On request by Buyer, Seller will promptly furnish any information Buyer may reasonably request to determine financial condition of Seller, including, but not limited to all of Seller's Obligations, and the condition of any of Seller's receivables which may include but are not limited to Purchased Receivables;
        (I) Seller will allow Buyer to audit Seller's Collateral, including but not limited to Seller's Accounts, at Sellers expense, at such time and interval at Buyer's sole discretion and without notification and authorization from Seller; and
        (J) Seller will maintain its primary operating deposit accounts with Buyer.

7. Adjustments. In the event of a breach of any of the representations, warranties, or covenants set forth in Section 6.1, or in the event any Adjustment or dispute is asserted by any Account Debtor, Seller shall promptly advise Buyer and shall, subject to the Buyer's approval, resolve such disputes and advise Buyer of any adjustments. Unless the disputed Purchased Receivable is repurchased by Seller and the full Repurchase Amount is paid, Buyer shall remain the absolute owner of any Purchased Receivable which is subject to Adjustment or repurchase under Section 4.2 hereof, and any rejected, returned, or recovered personal property, with the right to take possession thereof at any time. If such possession is not taken by Buyer, Seller is to resell it for Buyer's account at Seller's expense with the proceeds made payable to Buyer. While Seller retains possession of said returned goods, Seller shall segregate said goods and mark them "property of Silicon Valley Bank."

8. Security Interest. To secure the prompt payment and performance to Buyer of all of the Obligations, Seller hereby grants to Buyer a continuing lien upon and security interest in all of Seller's now existing or hereafter arising rights and interest in the following, whether now owned or existing or hereafter created, acquired, or arising, and wherever located (collectively, the "Collateral"):
        (A) All accounts, receivables, contract rights related to accounts and receivables and license agreements relating to the foregoing;

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

        (B) All inventory, including Seller's rights to any returned or rejected goods, with respect to which Buyer shall have all the rights of any unpaid seller, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit;
        (C) All monies, refunds or other amounts due or paid to Seller relating to the foregoing;
        (D) All accessions to, substitutions for, and replacements of, all of the foregoing;
        (E) All books and records pertaining to all of the foregoing; and
        (F) All proceeds of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds.
        Seller is not authorized to sell, assign, transfer or otherwise convey any Collateral without Buyer's prior written consent, except for the sale of finished inventory in the Seller's usual course of business. Seller agrees to sign UCC financing statements, in a form acceptable to Buyer, and any other instruments and documents requested by Buyer to evidence, perfect, or protect the interests of Buyer in the Collateral. Seller agrees to deliver to Buyer the originals of all instruments, chattel paper and documents evidencing or related to Purchased Receivables and Collateral.

9. Default. The occurrence of any one or more of the following shall constitute an Event of Default hereunder.
        (A) Seller fails to pay any amount owed to Buyer as and when due;
        (B) There shall be commenced by or against Seller any voluntary or involuntary case under the United States Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian for any of its assets;
        (C) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due or is left with unreasonably small capital;
        (D) Any involuntary lien, garnishment, attachment or the like is issued against or attaches to the Purchased Receivables or any Collateral;
        (E) Seller shall breach any covenant, agreement, warranty, or representation shall constitute an immediate default hereunder;
        (F) Seller is not in compliance with, or otherwise is in default under, any term of any document, instrument or agreement evidencing a debt, obligation or liability of any kind or character of Seller, now or hereafter existing, in favor of Buyer or any division or affiliate of Silicon Valley Bank, regardless of whether such debt, obligation or liability is direct or indirect, primary or secondary, joint, several or joint and several, or fixed or contingent, together with any and all renewals and extensions of such debts, obligations and liabilities, or any part thereof;
        (G) An event of default shall occur under any guaranty executed by any guarantor of the Obligations of Seller to Buyer under this Agreement, or any material provision of any such guaranty shall for any reason cease to be valid or enforceable or any such guaranty shall be repudiated or terminated, including by operation of law;
        (H) A default or event of default shall occur under any agreement between Seller and any creditor of Seller that has entered into a subordination agreement with Buyer;
        (I) Any creditor that has entered into a subordination agreement with Buyer shall breach any of the terms of or not comply with such subordination agreement; or
        (J) (i) There is a material adverse change in the business, operations, or condition (financial or otherwise) of the Seller, or (ii) there is a material impairment of the prospect of repayment of any portion of the Obligations or (iii) there is a material impairment of the value or priority of Buyer's security interests in the Collateral.

10. Remedies Upon Default. Upon the occurrence of an Event of Default, (1) without implying any obligation to buy receivables, Buyer may cease buying receivables or extending any financial accommodations to Seller; (2) all or a portion of the Obligations shall be, at the option of and upon demand by Buyer, or with respect to an Event of Default described in Section 9(B), automatically and without notice or demand, due and payable in full; and (3) Buyer shall have and may exercise all the rights and remedies under this Agreement and under applicable law, including the rights and remedies of a secured party under the California Uniform Commercial Code, all the power of attorney rights described in Section 5 with respect to all Collateral, and the right to collect, dispose of, sell, lease, use, and realize upon all Purchased Receivables and all Collateral in any commercial reasonable manner. Seller and Buyer agree that any notice of sale required to be given to Seller shall be deemed to be reasonable if given five (5) days prior to the date on or after which the sale may be held. In the event that the Obligations are accelerated hereunder, Seller shall repurchase all of the Purchased Receivables as set forth in Section 4.4.

11. Accrual of Interest. If any amount owed by Seller hereunder is not paid when due, including, without limitation, amounts due under Section 3.5, Repurchase Amounts, amounts due under Section 12, and any other Obligations, such amounts shall bear interest at a per annum rate equal to the per annum rate of the Finance

Charges until the earlier of (i) payment in good funds or (ii) entry of a final judgment thereof, at which time the principal amount of any money judgment remaining unsatisfied shall accrue interest at the highest rate allowed by applicable law.

12. Fees, Costs and Expenses; Indemnification. Seller will pay to Buyer immediately upon demand all fees, costs and expenses (including fees of attorneys and professionals and their costs and expenses) that Buyer incurs or may from time to time impose in connection with any of the following: (a) preparing, negotiating, administering, and enforcing this Agreement or any other agreement executed in connection herewith, including any amendments, waivers or consents in connection with any of the foregoing, (b) any litigation or dispute (whether instituted by Buyer, Seller or any other person) in any way relating to the Purchased Receivables, the Collateral, this Agreement or any other agreement executed in connection herewith or therewith, (c) enforcing any rights against Seller or any guarantor, or any Account Debtor, (d) protecting or enforcing its interest in the Purchased Receivables or the Collateral, (e) collecting the Purchased Receivables and the Obligations, and (f) the representation of Buyer in connection with any bankruptcy case or insolvency proceeding involving Seller, any Purchased Receivable, the Collateral, any Account Debtor, or any guarantor. Seller shall indemnify and hold Buyer harmless from and against any and all claims, actions, damages, costs, expenses, and liabilities of any nature whatsoever arising in connection with any of the foregoing.

13. Severability, Waiver, and Choice of Law. In the event that any provision of this Agreement is deemed invalid by reason of law, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. Buyer retains all of its rights, even if it makes an Advance after an Event of Default. If Buyer waives an Event of Default, it may enforce a later Event of Default. Any consent or waiver under, or amendment of, this Agreement must be in writing. Nothing contained herein, or any action taken or not taken by Buyer at any time, shall be construed at any time to be indicative of any obligation or willingness on the part of Buyer to amend this Agreement or to grant to Seller any waivers or consents. This Agreement has been transmitted by Seller to Buyer at Buyer's office in the State of California and has been executed and accepted by Buyer in the State of California. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of California.

14. Lockbox Account Collection Services. Seller shall enter into a three party agreement (the "Lockbox Agreement") with Buyer and a lockbox provider (the "Lockbox Provider"). The Lockbox Agreement and Lockbox Provider shall be acceptable to Buyer. Seller shall use the lockbox address as the payment address on all invoices issued by Seller and shall direct all its Account Debtors to remit their payments to the lockbox address. The Lockbox Agreement shall provide that the Lockbox Provider shall remit all collections received in the lockbox to Buyer. Upon Buyer's receipt of such collections, and provided that there does not then exist an Event of Default or event that with notice, lapse or time or otherwise would constitute an Event of Default, and subject to Buyer's rights in the Collateral, Buyer agrees to remit promptly to Seller the amount of the receivables collections it receives with respect to receivables other than Purchased Receivables. It is understood and agreed by Seller that this Section does not impose any affirmative duty on Buyer to do any act other than to turn over such amounts. All such receivables and collections are Collateral and in the event of Seller's default hereunder, Buyer shall have no duty to remit collections of Collateral and may apply such collections to the obligations hereunder and Buyer shall have the rights of a secured party under the California Uniform Commercial Code.

15. Notices. Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Seller or to Buyer, as the case may be, at its addresses set above.

Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other document related to this Agreement, until payment to Buyer in full and performance of all Obligations, each Seller irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Seller to the rights of Buyer under this Agreement) to seek contribution, indemnification, or any other form of reimbursement from any other Seller, or any other entity now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Seller with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Seller with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 16 shall be null and void. If any payment is made to a Seller in contravention of this Section 16, such Seller shall hold such payment in trust for Buyer and such payment shall be promptly delivered to Buyer for application to the Obligations, whether matured or unmatured.

Waivers of Notice. Each Seller waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Seller or of any other fact that might increase the Seller's risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Seller would otherwise be entitled. Each Seller waives any defense arising from any defense of any other Seller, or by reason of the cessation from any cause whatsoever of the liability of any other Seller. Buyer's failure at any time to require strict performance by any Seller of any provision of this Agreement shall not waive, alter or diminish any right of Buyer thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Buyer from foreclosing on the lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Seller. Each Seller also waives any defense arising from any act or omission of Buyer that changes the scope of the Seller's risks hereunder. Each Seller hereby waives any right to assert against Buyer any defense (legal or equitable), setoff, counterclaim, or claims that such Seller individually may now or hereafter have against another Seller or any other entity liable to Seller with respect to the Obligations in any manner or whatsoever until the Obligations are paid in full to Buyer.

Subrogation Defenses. Each Seller waives the benefits, if any, of any statutory or common law rule that may permit a borrower to assert any defenses of a surety or guarantor, or that may give a borrower the right to require a senior creditor to marshal assets, and Seller agrees that it shall not assert any such defenses or rights.

Right to Settle, Release. The liability of Seller hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another entity or secured by other property, or (ii) any release or unenforceability, whether partial or total, or rights, if any, which Seller may now or hereafter have against any other entity, including another Seller, or property with respect to any of the Obligations.

Without notice to any Seller and without affecting the liability of any Seller hereunder, Buyer may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Seller, (ii) grant other indulgences to a Seller in respect of the Obligations, (iii) modify in any manner any documents, relating to the Obligations with respect to a Seller, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Seller or any other entity, or
(v) compromise, settle renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other entity who is now or may hereafter be liable with respect to any of the Obligations.

16. Jury Trial. SELLER AND BUYER EACH HEREBY (a) WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL ON ANY CLAIM OR ACTION ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED AGREEMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY; (b) RECOGNIZE AND AGREE THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT; AND (c) REPRESENT AND WARRANT THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

17. Term and Termination. The term of this Agreement shall be through April 24, 2004 unless terminated in writing by Buyer or Seller. Seller and Buyer shall each have the right to terminate this Agreement at any time. Notwithstanding the foregoing, any termination of this Agreement shall not affect Buyer's security interest in the Collateral and Buyer's ownership of the Purchased Receivables, and this Agreement shall continue to be effective, and Buyer's rights and remedies hereunder shall survive such termination, until all transactions entered into and Obligations incurred hereunder or in connection herewith have been completed and satisfied in full.

18. Titles and Section Headings. The titles and section headings used herein are for convenience only and shall not be used in interpreting this Agreement.

19. Other Agreements. The terms and provisions of this Agreement shall not adversely affect the rights of Buyer or any other division or affiliate of Silicon Valley Bank under any other document, instrument or agreement. The terms of such other documents, instruments and agreements shall remain in full force and effect notwithstanding the execution of this Agreement. In the event of a conflict between any provision of this Agreement and any provision of any other document, instrument or agreement between Seller on the one hand, and Buyer or any other division or affiliate of Silicon Valley Bank on the other hand, Buyer shall determine in its sole discretion which provision shall apply. Seller acknowledges specifically that any security agreements, liens and/or security interests currently securing payment of any obligations of Seller owing to Buyer or any other division or affiliate of Silicon Valley Bank also secure Seller's obligations under this Agreement, and are valid and subsisting and are not adversely affected by execution of this Agreement. Seller further acknowledges that (a) any collateral under other outstanding security agreements or other documents between Seller and Buyer or any other division or affiliate of Silicon Valley Bank secures the obligations of Seller under this Agreement and (b) a default by Seller under this Agreement constitutes a default under other outstanding agreements between Seller and Buyer or any other division or affiliate of Silicon Valley Bank.

     IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement on the day and year above written.

SELLER:           VOXWARE, INC.

         By /s/ Nicholas Narlis
            -------------------------------------------
            Senior Vice President, Chief Financial Officer,
            Treasurer and Secretary

SELLER:           VERBEX  ACQUISITION CORPORATION

         By /s/ Nicholas Narlis
            -------------------------------------------
            Senior Vice President, Chief Financial Officer,
            Treasurer and Secretary


BUYER:          SILICON VALLEY BANK

By      Mark Sperling
Title   Vice President

Effective Date: May 6, 2003

                                   EXHIBIT "A"

                  TO FINANCING STATEMENT AND SECURITY AGREEMENT

This FINANCING STATEMENT and SECURITY AGREEMENT covers the following types or items of property (in addition to, and without limiting the types of property set forth on page 1 hereof):

A) All accounts, receivables, contract rights related to accounts and receivables and license agreements relating to the foregoing;

B) All inventory, including Seller's rights to any returned or rejected goods, with respect to which Buyer shall have all the rights of any unpaid seller, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit;

C) All monies, refunds or other amounts due or paid to Seller relating to the foregoing;

D) All accessions to, substitutions for, and replacements of, all of the foregoing;

E)   All books and records pertaining to all of the foregoing; and

F) All proceeds of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds.

                                     [LOGO]
                               Silicon Valley Bank
                                3003 Tasman Drive
                          Santa Clara, California 95054
                      (408) 654-1000 - Fax (408) 980-6410

                            CERTIFICATION of OFFICERS

         The undersigned, being all the officers of Voxware, Inc., a Delaware corporation (the "Corporation"), hereby certify to Silicon Valley Bank ("SVB") that:

         1. The correct name of the Corporation is Voxware, Inc., as set forth in the Articles of Incorporation.

         2. The Corporation was incorporated on August 20, 1993, under the laws of the State of Delaware, and is in good standing under such laws.

         3. The Corporation's place of business and chief executive office being the place at which the Corporation maintains its books and records pertaining to accounts, accounts receivables, contract rights, chattel paper, general intangibles, instruments, documents, inventory, and equipment, is located at:

                  168 Franklin Corner Road
                  Lawrenceville, NJ 08648

         4. The Corporation has other places of business at the following addressees:

            185  Alewife Brook Parkway
            Cambridge, MA 02138

         5. There is no provision in the Certificate of Incorporation, Articles of Incorporation, or Bylaws of the Corporation, or in the laws of the State of its incorporation, requiring any vote or consent of shareholders to authorize the sale of receivables or the grant of a security interest in any assets of the Corporation. Such power is vested exclusively in the Corporation's Board of Directors.

         6. The officers of the Corporation, and their respective titles and signatures are as follows:

         By   /s/ Bathsheba J. Malsheen
              ----------------------------------------------------
              Bathsheba J. Malsheen, President and
              Chief Executive Officer

         By:  /s/ Nicholas Narlis
              ----------------------------------------------------
              Nicholas Narlis, Senior Vice President,
              Chief Financial Officer, Treasurer and
              Secretary
              (Principal Financial Officer and Principal Accounting Officer)

         7. Except as indicated in this paragraph 7, each of the officers listed in paragraph 6 has signatory powers with respect to all the Corporation's transactions with SVB. Explanation of exceptions:

         8. The undersigned shall give SVB prompt written notice of any change or amendment with respect to any of the foregoing. Until such written notice is received by SVB, SVB shall be entitled to rely upon the foregoing in all respects.

         IN WITNESS WHEREOF, the undersigned have executed this Certification of Officers on this sixth day of May 2003.

                               Silicon Valley Bank
                                3003 Tasman Drive
                          Santa Clara, California 95054
                      (408) 654-1000 - Fax (408) 980-6410

                      SECRETARY'S CERTIFICATE OF RESOLUTION

         The undersigned, as Secretary of Voxware, Inc., a Delaware corporation (the "Corporation"), hereby certifies to Silicon Valley Bank that at a meeting duly convened at which a quorum was present the following resolutions were adopted by the Board of Directors of the Corporation and that such resolutions have not been modified, amended, or rescinded in any respect and are in full force and effect as of today's date.

         RESOLVED, that this corporation be and hereby is authorized to sell this corporation's accounts receivable to Silicon Valley Bank, and to grant Silicon Valley Bank a security interest in this corporation's assets, including, without limitation, accounts, accounts receivable, contract rights, chattel paper, general intangibles, instruments, documents, letters of credit, drafts, inventory and equipment, presently owned or hereafter acquired and proceeds and products of the foregoing (the "Collateral," as defined in the Accounts Receivable Purchase Agreement).

         RESOLVED, that this corporation be and hereby is authorized and directed to execute and deliver certain agreements in connection with the sale of receivables, and granting of security interests in the Collateral to Silicon Valley Bank including, without limitations, a Accounts Receivable Purchase Agreement and UCC-1 financing statement.

         RESOLVED, that the following named officers of this corporation ("Authorized Officers") be, and any of them hereby are, authorized, empowered, and directed to execute and deliver to Silicon Valley Bank on behalf of this corporation all such further agreements and instruments as may be deemed necessary or advisable in order to fully effectuate the purposes and intent of the foregoing resolutions.

   Print Names of Authorized Officers:                                 Title:
Bathsheba J. Malsheen                              President and Chief Executive Officer
--------------------------------------------       -----------------------------------------------------------------
Nicholas Narlis                                    Senior Vice-President, Chief Financial Officer, Treasurer
--------------------------------------------       -----------------------------------------------------------------
                                                   And Secretary
--------------------------------------------       -----------------------------------------------------------------

--------------------------------------------       -----------------------------------------------------------------

--------------------------------------------       -----------------------------------------------------------------

--------------------------------------------       -----------------------------------------------------------------

                  RESOLVED, that the Secretary or Assistant Secretary of this corporation be, and hereby is authorized, empowered and directed to certify to the passage of the foregoing resolutions under the seal of this corporation.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this Sixth day of May, 2003.

         Nicholas Narlis
         -----------------------------------------------------------------------
         Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

                               Silicon Valley Bank
                                3003 Tasman Drive
                          Santa Clara, California 95054
                      (408) 654-1000 - Fax (408) 980-6410

                            CERTIFICATION of OFFICERS

         The undersigned, being all the officers of Verbex Acquisition Corporation, a Delaware corporation (the "Corporation"), hereby certify to Silicon Valley Bank ("SVB") that:

         1. The correct name of the Corporation is Verbex Acquisition Corporation, as set forth in the Articles of Incorporation.

         2. The Corporation was incorporated on February 1999, under the laws of the State of Delaware, and is in good standing under such laws.

         3. The Corporation's place of business and chief executive office being the place at which the Corporation maintains its books and records pertaining to accounts, accounts receivables, contract rights, chattel paper, general intangibles, instruments, documents, inventory, and equipment, is located at:

                  168 Franklin Corner Road
                  Lawrenceville, NJ 08648

         4. The Corporation has other places of business at the following addressees:

                  185 Alewife Brook Parkway
                  Cambridge, MA 02138

         5. There is no provision in the Certificate of Incorporation, Articles of Incorporation, or Bylaws of the Corporation, or in the laws of the State of its incorporation, requiring any vote or consent of shareholders to authorize the sale of receivables or the grant of a security interest in any assets of the Corporation. Such power is vested exclusively in the Corporation's Board of Directors.

         6. The officers of the Corporation, and their respective titles and signatures are as follows:

         By   /s/ Bathsheba J. Malsheen
              ----------------------------------------------
              Bathsheba J. Malsheen, President and
              Chief Executive Officer

         By:  /s/ Nicholas Narlis
              ----------------------------------------------
              Nicholas Narlis, Senior Vice President,
              Chief Financial Officer, Treasurer and
              Secretary
              (Principal Financial Officer and Principal Accounting Officer)

         7. Except as indicated in this paragraph 7, each of the officers listed in paragraph 6 has signatory powers with respect to all the Corporation's transactions with SVB. Explanation of exceptions:

         8. The undersigned shall give SVB prompt written notice of any change or amendment with respect to any of the foregoing. Until such written notice is received by SVB, SVB shall be entitled to rely upon the foregoing in all respects.

         IN WITNESS WHEREOF, the undersigned have executed this Certification of Officers on this Sixth Day of May 2003.

         By   /s/ Bathsheba J. Malsheen
              ----------------------------------------------------
              Bathsheba J. Malsheen, President and
              Chief Executive Officer

         By:  /s/ Nicholas Narlis
              ------------------------------------------------
              Nicholas Narlis, Senior Vice President,
              Chief Financial Officer, Treasurer and
              Secretary
              (Principal Financial Officer and Principal Accounting Officer)

                               Silicon Valley Bank
                                3003 Tasman Drive
                          Santa Clara, California 95054
                       (408) 654-1000 - Fax (408) 980-6410

                      SECRETARY'S CERTIFICATE OF RESOLUTION

         The undersigned, as Secretary of Verbex Acquisition Corporation, a Delaware corporation (the "Corporation"), hereby certifies to Silicon Valley Bank that at a meeting duly convened at which a quorum was present the following resolutions were adopted by the Board of Directors of the Corporation and that such resolutions have not been modified, amended, or rescinded in any respect and are in full force and effect as of today's date.

         RESOLVED, that this corporation be and hereby is authorized to sell this corporation's accounts receivable to Silicon Valley Bank, and to grant Silicon Valley Bank a security interest in this corporation's assets, including, without limitation, accounts, accounts receivable, contract rights, chattel paper, general intangibles, instruments, documents, letters of credit, drafts, inventory and equipment, presently owned or hereafter acquired and proceeds and products of the foregoing (the "Collateral," as defined in the Accounts Receivable Purchase Agreement).

         RESOLVED, that this corporation be and hereby is authorized and directed to execute and deliver certain agreements in connection with the sale of receivables, and granting of security interests in the Collateral to Silicon Valley Bank including, without limitations, a Accounts Receivable Purchase Agreement and UCC-1 financing statement.

         RESOLVED, that the following named officers of this corporation ("Authorized Officers") be, and any of them hereby are, authorized, empowered, and directed to execute and deliver to Silicon Valley Bank on behalf of this corporation all such further agreements and instruments as may be deemed necessary or advisable in order to fully effectuate the purposes and intent of the foregoing resolutions.

    Print Names of Authorized Officers:                                     Title:

-----------------------------------------------       -----------------------------------------------------------------
Bathsheba J. Malsheen                                 President and Chief Executive Officer
-----------------------------------------------       -----------------------------------------------------------------
Nicholas Narlis                                       Senior Vice-President, Chief Financial Officer, Treasurer
-----------------------------------------------       -----------------------------------------------------------------
                                                      And Secretary
-----------------------------------------------       -----------------------------------------------------------------

-----------------------------------------------       -----------------------------------------------------------------

                  RESOLVED, that the Secretary or Assistant Secretary of this corporation be, and hereby is authorized, empowered and directed to certify to the passage of the foregoing resolutions under the seal of this corporation.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this Sixth day of May, 2003.

         Nicholas Narlis
         -----------------------------------------------------------------------
         Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

         Secretary of Verbex Acquisition Corporation